UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 5, 2005

                        BANCORP INTERNATIONAL GROUP, INC.
                    (formerly March Indy International, Inc.)
             (Exact name of registrant as specified in its charter)

Nevada                            000-25261               88-0339817
------                            ---------               ----------
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)



         210 Park Avenue, Suite 2800, Oklahoma City, Oklahoma 73102-5604
          (Address of principal executive offices, including zip code)

                                  405-235-8318
              (Registrant's telephone number, including area code)

Item 4.01         Changes in Registrant's Certifying Accountants.

         On December 5, 2005, Bancorp International Group, Inc. (formerly March Indy International, Inc.)("the Company") engaged Sherb & Co., LLP ("Sherb"), subject to the completion of their due diligence, to become auditors commencing for the fiscal year ended December 31, 2000. The Company's prior auditors, Feldman Sherb Horowitz & Co., P.C. ("FSH") issued a report on the Company's financial statements for the year ended December 31, 1999. Such firm is no longer practicing accounting and auditing. Sherb's relationship to FSH, is that some of Sherb's partners had been partners in FSH. The current partners of Sherb, engaged by the Company, did not have audit responsibilities for the Company while employed at FSH.

The report of FSH on the Company's consolidated financial statements as of and for the year ended December 31, 1999, the period from November 24, 1998 (Inception) through December 1998, and the period from November 24, 1998 (Inception) through December 1999 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The opinion did contain an explanatory paragraph regarding the financial statements having been prepared assuming that the Company would continue as a going concern, and disclosed such matters in the financial statements itself. During the aforementioned periods, there were no disagreements with FSH on any matters of accounting principles or practices financial statement disclosure, or auditing scope or procedure which, if not resolved to FSH satisfaction, would have caused FSH to make reference to the subject matter in connection with those periods; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-B.


Item 9.01         Financial Statements, Pro Forma Financial Information and
                  Exhibits.

(c)      Exhibits

            None


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 5, 2005

                                            BANCORP INTERNATIONAL GROUP, INC.


                                            By:      /s/ Thomas Megas
                                                     ---------------------------
                                            Name:    Thomas Megas
                                            Title:   Chief Executive Officer